Exhibit 4(j)

               FORM OF PERMANENT GLOBAL FLOATING RATE BEARER NOTE

                      GENERAL ELECTRIC CAPITAL CORPORATION

BEARER                                                                    BEARER
NO. PGFL                                                          [         ](1)
                                                                  [         ](2)

THIS SECURITY IS A PERMANENT GLOBAL BEARER NOTE, WITHOUT COUPONS, EXCHANGEABLE FOR THE RIGHTS ATTACHING TO THIS NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE BEARER NOTES OR IF SO PROVIDED HEREIN REGISTERED NOTES ARE AS SPECIFIED IN THE FISCAL AGENCY AGREEMENT (AS DEFINED BELOW).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEFINITIVE BEARER NOTES OR IF SO PROVIDED HEREIN REGISTERED NOTES, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

----------------------------------
(1) Insert principal amount.

(2) Insert optional payment amount if the note has dual-currency feature.




                      GENERAL ELECTRIC CAPITAL CORPORATION
                              EURO MEDIUM-TERM NOTE
                                 (FLOATING RATE)

                                     SERIES:

COMMON CODE:                     MINIMUM INTEREST RATE:        INTEREST RESET PERIOD:            INITIAL REDEMPTION DATE:

ISIN:                            INDEX MATURITY:               INTEREST RESET DATES:             INITIAL REDEMPTION
                                                                                                 PERCENTAGE:

ORIGINAL ISSUE DATE:             OPTION ELECTION DATES:        APPLICABILITY OF MODIFIED         APPLICABILITY OF ANNUAL
                                                               PAYMENT UPON ACCELERATION         REDEMPTION PERCENTAGE
                                                               OR REDEMPTION:                    REDUCTION:
MATURITY DATE:                   OPTIONAL PAYMENT
                                 CURRENCY:                     If yes, state Issue Price and     If yes, state Annual Percentage
                                                               each redemption date and          Reduction:
                                                               redemption price:

SPECIFIED (FACE AMOUNT)          DESIGNATED EXCHANGE RATE:     INDEXED CURRENCY:                OPTIONAL REPAYMENT DATE(S):
CURRENCY:

INTEREST PAYMENT DATE(S):
                                 OPTION VALUE CALCULATION      CURRENCY BASE RATE:
                                 AGENT:                                                          DENOMINATIONS OF DEFINITIVE
INTEREST RATE BASIS:                                                                             NOTES (if not as set forth
                                                               DETERMINATION AGENT:              herein):
                                 SPREAD (PLUS OR MINUS):
INITIAL INTEREST RATE:
                                                               AVAILABILITY OF REGISTERED        TAX REDEMPTION DATE:
                                 ALTERNATE RATE EVENT          NOTES:
INTEREST ACCRUAL DATE:           SPREAD:

MAXIMUM INTEREST RATE:           SPREAD MULTIPLIER:


                                 INTEREST PAYMENT PERIOD:

CALCULATION AGENT:

                                             IF INTEREST RATE BASIS IS LIBOR:
                                             DESIGNATED LIBOR CURRENCY:________
                                             DESIGNATED LIBOR PAGE:
                                             [  ]  Reuters Page: ____________
                                             [  ]  Telerate Page:  __________

INTEREST CALCULATION:                        DAY COUNT CONVENTION
[  ]  Regular Floating Rate Note             [  ] Actual/360 for the period
[  ]  Floating Rate/Fixed Rate                     from          to
        Fixed Rate Commencement Date:        [  ] Other:
        Fixed Interest Rate:
[  ]  Inverse Floating Rate Note
        Fixed Interest Rate:

ADDENDUM ATTACHED:                           OTHER PROVISIONS:
[  ]  Yes
[  ]  No

         General Electric Capital Corporation (together with its successors and assigns, the "Company"), for value received, hereby promises to pay to the holder hereof upon surrender hereof, the principal sum (or Face Amount, if the Note has a dual-currency or index feature) specified in Schedule A hereto on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon to the bearer at the interest rate per annum calculated in accordance with the terms hereof from the Original Issue Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), in arrears monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified

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above), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date (or any redemption or repayment date); provided, however, that each of Euroclear Bank, S.A./N.V. as operator of the Euroclear System (the "Euroclear Operator"), and Clearstream, Banking societe anonyme ("Clearstream, Luxembourg"), or any other recognized or agreed clearing system, shall be deemed a holder of this Note with respect to the portion hereof held for its respective account; and provided further, however, that if the Original Issue Date occurs between a date that is 15 days prior to the next succeeding Interest Payment Date and such Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date to the holder of this Note on such second Interest Payment Date.

         Payment of the principal of this Note and any premium due at the Maturity Date (or any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Fiscal and Paying Agent or at the office or agency of such other paying agents outside the United States (this and certain other capitalized terms used herein are defined on the reverse of this Note) as the Company may determine maintained for that purpose (a "Paying Agent").

         Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the holder of this Note at the office or agency of the Fiscal and Paying Agent or at the office of any Paying Agent and the Fiscal and Paying Agent shall cause Schedule A of this Note to be endorsed to reflect such payment of interest and the amount of interest so paid will be noted.

         If the Specified Currency is other than U.S. dollars, then, except as provided on the reverse hereof, payment of the principal of and premium, if any, and interest on this Note will be made in such Specified Currency either by a check drawn on a bank in London, Luxembourg or a city in the country of such Specified Currency or by wire transfer of immediately available funds if appropriate wire transfer instructions in writing have been received by the Fiscal and Paying Agent or any Paying Agent not less than 10 days prior to the applicable Interest Payment Date.

         If the Specified Currency indicated on the face hereof is U.S. dollars, any payment of the principal of and premium, if any, and interest on this Note will be made, subject to applicable laws and regulations, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts either by a check drawn on a bank in The City of New York mailed to an address outside the United States furnished by the holder or by wire transfer of immediately available funds to an account maintained by the holder of this Note with a bank located outside the United States if appropriate wire transfer instructions have been received by the Fiscal and Paying Agent or any Paying Agent not less than 10 days prior to the applicable payment date. Notwithstanding the foregoing, in the event that payment in U.S. dollars of the full amount payable on this Note at the offices of all Paying Agents would be illegal or effectively precluded as a result of exchange controls or similar restrictions, payment on this Note will be made by a paying agency in the United States, if such paying agency, under applicable law and regulations, would be able to make such payment.

         This Note is issued in the principal amount set forth on the face hereof, but the total aggregate principal amount of the Series to which this Note belongs is unlimited. The Company has the right, without the consent of the holder of any Note or coupon appertaining thereto, to issue additional Notes which form part of the Series to which this Note belongs.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Fiscal and Paying Agent by manual signature, this Note shall not be entitled to any benefit under the Fiscal Agency Agreement, as defined on the reverse hereof, or be valid or obligatory for any purpose.

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         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

DATED:                               GENERAL ELECTRIC CAPITAL
                                       CORPORATION

[SEAL]                               By:
                                     Title: Senior Vice President - Corporate
                                            Treasury and Global Funding
                                            Operation

Attest:

By:
Title: Assistant Secretary


CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to
in the within-mentioned Fiscal Agency Agreement.

JPMORGAN CHASE BANK
         as Fiscal and Paying Agent

By:
      Authorized Officer

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                            [FORM OF REVERSE OF NOTE]

         This Note is one of a duly authorized issue of Euro Medium-Term Notes of the Series specified on the face hereof, having maturities of nine months or more from the date of issue (the "Notes") of the Company. The Notes are issuable under a fourth amended and restated fiscal and paying agency agreement, dated as of May 23, 2003 among the Company, GE Capital Australia Funding Pty. Ltd., General Electric Capital Canada Inc., GE Capital Canada Funding Company, GE Capital European Funding, GE Capital UK Funding and JPMorgan Chase Bank, as fiscal agent and as principal paying agent (in such capacities, the "Fiscal and Paying Agent") (as amended and supplemented from time to time, the "Fiscal Agency Agreement") to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. JPMorgan Chase Bank at its office in London has been appointed the Exchange Rate Agent (the "Exchange Rate Agent", which term includes any successor exchange rate agent) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Fiscal Agency Agreement. To the extent not inconsistent herewith, the terms of the Fiscal Agency Agreement are hereby incorporated by reference herein.

         This Note will not be subject to any sinking fund and will not be redeemable or subject to repayment at the option of the holder prior to maturity, except as provided below.

         Unless otherwise indicated on the face of this Note, this Note shall not be subject to repayment at the option of the holder prior to the Maturity Date. If so indicated on the face of this Note, this Note may be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of 1,000 units of the Specified Currency indicated on the face hereof (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest hereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the holder hereof, the Company must receive at the corporate trust office of the Fiscal and Paying Agent in the City of London, at least 30 days but not more than 60 days prior to the repayment, (i) this Note with the form entitled "Option to Elect Repayment" on the reverse hereof duly completed or (ii) a telegram, facsimile transmission or a letter from a commercial bank or trust company in Western Europe which must set forth the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse hereof, will be received by the Fiscal and Paying Agent not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, however, that such telegram, facsimile transmission or letter from a commercial bank or trust company in Western Europe shall only be effective if in such case, this Note and form duly completed are received by the Fiscal and Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon cancellation hereof, but only in an authorized denomination.

         This Note will bear interest at the rate determined as follows:

                  1. If this Note is designated as a Regular Floating Rate Note on the face hereof, then, except as described below, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis shown on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof. Commencing on the first Interest Reset Date (the "Initial Interest Reset Date"), the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate, and (ii) unless otherwise specified on the face hereof, the interest rate in effect hereon for the ten calendar days immediately prior to a Maturity Date shall be that in effect on the tenth calendar day preceding such Maturity Date.

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                  2. If this Note is designated as a Floating Rate/Fixed Rate Note on the face hereof, then, except as described below, this Note shall initially bear interest at the rate determined by reference to the applicable Interest Rate Basis shown on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate; (ii) unless otherwise specified on the face hereof, the interest rate in effect hereon for the ten calendar days immediately prior to the Fixed Rate Commencement Date shall be that in effect on the tenth calendar day preceding the Fixed Rate Commencement Date; and (iii) the interest rate in effect commencing on, and including, the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such a rate is specified on the face hereof, or if no such Fixed Interest Rate is so specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

                  3. If this Note is designated as an Inverse Floating Rate Note on the face hereof, then, except as described below, this Note will bear interest equal to the Fixed Interest Rate indicated on the face hereof minus the rate determined by reference to the applicable Interest Rate Basis shown on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof; provided, however, that the interest rate hereon will not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate, and (ii) unless otherwise specified on the face hereof, the interest rate in effect hereon for the ten calendar days immediately prior to a Maturity Date shall be that in effect on the tenth calendar day preceding such Maturity Date.

                  4. Notwithstanding the foregoing, if this Note is designated above as having an Addendum attached, the Note shall bear interest in accordance with the terms described in such Addendum.

         Except as provided above, the interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined on the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined on the Interest Determination Date immediately preceding the next preceding Interest Reset Date. Each Interest Rate Basis shall be the rate determined in accordance with the applicable provision below. If any Interest Reset Date (which term includes the term Initial Interest Reset Date unless the context otherwise requires) would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if an Interest Rate Basis specified on the face hereof is LIBOR and such next Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day.

         Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the CD Rate, Commercial Paper Rate, Federal Funds Rate and Prime Rate will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below). Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to LIBOR shall be the second London Banking Day (as defined below) preceding such Interest Reset Date, unless the Designated LIBOR Currency (as defined herein) is (i) pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date, or
(ii) euro, in which case the Interest Determination Date will be the second TARGET Settlement Day (as defined herein) preceding such Interest Reset Date. Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to EURIBOR shall be the second TARGET Settlement Day preceding each Interest Reset Date for the related Notes. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills normally would be auctioned; provided, however, that if an auction is held on the Friday of the week preceding such Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the Interest

                                       6




Reset Date shall instead be the first Business Day following the date of such auction. "London Banking Day" means any day on which commercial banks are open for business (including dealings in the Designated LIBOR Currency) in London, England.

         The "Calculation Date" pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

         DETERMINATION OF CD RATE. If the Interest Rate Basis specified on the face hereof is the CD Rate, the CD Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication ("H.15(519)"), under the heading "CDs (Secondary Market)", or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "CDs (Secondary Market)". If such rate is not yet published in either H.15(519), H.15 Daily Update, or such other recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date pertaining to such Interest Determination Date, then the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent referred to on the face hereof and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date, for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of $5,000,000 as quoted by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate with respect to such Interest Determination Date shall be the CD Rate as in effect on such Interest Determination Date. For the purposes hereof, "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the United States Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor service.

         DETERMINATION OF COMMERCIAL PAPER RATE. If the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate, the Commercial Paper Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the Money Market Yield (as defined herein) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof, as such rate shall be published in H.15(519) under the heading "Commercial Paper Nonfinancial," or if not so published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Commercial Paper Nonfinancial". If such rate is not yet available in either H.15(519) , H.15 Daily Update, or such other recognized electronic source by 3:00 p.m., New York City time, on such Calculation Date, then the Commercial Paper Rate on such Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on such Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency, as quoted by three leading dealers in commercial paper in The City of New York selected by the Calculation Agent; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as set forth above, the Commercial Paper Rate with respect to such Interest Determination Date shall be the Commercial Paper Rate in effect on such Interest Determination Date.

         "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                       Money Market Yield =    D x 360    x 100
                                            -------------
                                            360 - (D x M)

                                       7




where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the period for which interest is being calculated.

         DETERMINATION OF ELEVENTH DISTRICT COST OF FUNDS RATE. If the Interest Rate Basis for this Note is the Eleventh District Cost of Funds Rate, as indicated above, the Eleventh District Cost of Funds Rate shall be determined on each applicable Interest Determination Date and shall be the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Interest Determination Date as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 a.m., San Francisco time, on such Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any such Interest Determination Date, the Eleventh District Cost of Funds Rate for such Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such Interest Determination Date, then the Eleventh District Cost of Funds Rate for such Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Interest Determination Date.

         DETERMINATION OF FEDERAL FUNDS RATE. If the Interest Rate Basis specified on the face hereof is the Federal Funds Rate, the Federal Funds Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" as such rate is displayed on Telerate Page 120, or, if the rate does not appear on Telerate Page 120 or is not published in H.15(519) prior to 11:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in
H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Federal Funds (Effective)". If such rate does not appear on Telerate Page 120 or is not published in H.15(519), H.15 Daily Update or such other recognized electronic source by 3:00 p.m., New York City time, on such Calculation Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar Federal funds as of 11:00 a.m., New York City time, on such Interest Determination Date arranged by three leading brokers of Federal funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three brokers are providing the aforesaid quotes, the Federal Funds Rate with respect to such Interest Determination Date shall be the Federal Funds Rate in effect on such Interest Determination Date.

         DETERMINATION OF LIBOR. If the Interest Rate Basis specified on the face hereof is LIBOR, LIBOR with respect to this Note shall be determined on each Interest Determination Date as follows:

                  (i) LIBOR will be either (a) if "LIBOR Telerate" is specified on the face hereof or if the face hereof does not specify a source for LIBOR, the rate for deposits in the London interbank market in the Designated LIBOR Currency (as defined below) having the Index Maturity designated on the face hereof commencing on the second Business Day immediately following such Interest Determination Date (or, if pounds sterling is the Designated LIBOR Currency, beginning on such date or, if euro is the Designated LIBOR Currency, beginning on the second TARGET Settlement Day immediately after such date), that appears on the Designated LIBOR Page (as defined below) as of 11:00 a.m., London time, on that Interest Determination Date, or (b) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates for deposits in the London interbank market in the Designated LIBOR Currency having the Index Maturity designated on the face hereof and commencing on the second Business Day immediately following such Interest Determination Date, (or, if pounds sterling is the Designated LIBOR Currency, beginning on such date or, if euro is the Designated LIBOR Currency, beginning on the second TARGET Settlement Day immediately after such date), that appears on the Designated LIBOR Page (as defined below) that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on such Interest Determination Date, if at least two such offered rates on such Designated LIBOR Page. If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of such Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

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                  (ii) If fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity designated on the face hereof, commencing on the second Business Day (or if pounds sterling is the Designated LIBOR Currency, commencing on such Interest Determination Date or, if euro is the Designated LIBOR Currency, beginning on the second TARGET Settlement Day immediately after such date) immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified on the face hereof), New York City time, on such Interest Determination Date by three major banks (one of which may be an affiliate of the calculation agent) in the Principal Financial Center selected by the calculation agent. The rates will be for loans in the Designated LIBOR Currency to leading European banks having the Index Maturity designated in the applicable Pricing Supplement beginning on the second London Business Day after that date (or, if pounds sterling is the Designated LIBOR Currency, commencing on such date or, if euro is the Designated LIBOR Currency, beginning on the second TARGET Settlement Day immediately after such date) and in a Representative Amount; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

         "DESIGNATED LIBOR CURRENCY" means the currency (including composite currencies and euro) specified on the face hereof as the currency with respect to which LIBOR shall be calculated. If no such currency is specified on the face hereof, the Designated LIBOR Currency shall be U.S. dollars.

         "DESIGNATED LIBOR PAGE" means either (a) if "LIBOR Reuters" is specified in on the face hereof, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Designated LIBOR Currency, or (b) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the manner of calculating LIBOR, the display on Telerate (or any successor service) for the purpose of displaying the London interbank offered rates of major banks for the applicable Designated LIBOR Currency.

         DETERMINATION OF EURIBOR. If the Interest Rate Basis specified on the face hereof is EURIBOR, EURIBOR with respect to this Note shall be determined on each Interest Determination Date and shall be the rate for deposits in euros having the Index Maturity designated on the face hereof that appears on the Designated EURIBOR Page as of 11:00 a.m., Brussels time, on that Interest Determination Date. If such rate does not appear on the Designated EURIBOR Page as of 11:00 a.m., Brussels time, on that Interest Determination Date, then the Calculation Agent will request the principal offices of four major banks (one of which may be an affiliate of the Calculation Agent) in the Euro-zone selected by the Calculation Agent to provide such bank's offered quotation to prime banks in the Euro-zone interbank market for deposits in euros having the Index Maturity designated on the face hereof as of 11:00 a.m., Brussels time, on such Interest Determination Date and in a Representative Amount. If at least two quotations are provided, EURIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, EURIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted by major banks (which may include an affiliate of the Calculation Agent) in the Euro-zone, selected by the Calculation Agent, at approximately 11:00 a.m., Brussels time, on the Interest Determination Date for loans in euros to leading European banks for a period of time corresponding to the Index Maturity designated on the face hereof and in a Representative Amount. If no rates are quoted by major banks, EURIBOR for such Interest Determination Date will be EURIBOR in effect for such Interest Determination Date. "Euro-zone" means the area encompassed by member states in the European Union that are participating in the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Communities, as amended by the Treaty on European Union.

                                       9




         DETERMINATION OF PRIME RATE. If the Interest Rate Basis specified on the face hereof is the Prime Rate, the Prime Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate on such date as published in H.15(519) under the heading "Bank Prime Loan", or if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate will be the rate as published on such Interest Determination Date in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank Prime Loan". If such rate is not published in H.15(519), H.15 Daily Update or such other recognized electronic source, then the Prime Rate will be the arithmetic mean (rounded upwards, if necessary, to the next higher one-hundred thousandth of a percentage point) of the rates of interest publicly announced by each bank named on the Reuters Screen U.S. Prime 1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen U.S. Prime 1 Page on such interest Determination Date, or, if fewer than four, but more than one, such rates appear on the Reuters Screen U.S. Prime 1 Page for such Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. For purposes of making the foregoing determination, each change in the prime rate or base lending rate of any bank so announced by such bank will be effective as of the effective date of the announcement or, if no effective date is specified, as of the date of the announcement. If fewer than two such quotations are provided, the Prime Rate will be calculated by the Calculation Agent and will be determined as the arithmetic mean on the basis of the prime rates or base lending rates quoted in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States or any state thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by a federal or state authority, selected by the Calculation Agent to quote such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate with respect to such Interest Determination Date will be the Prime Rate in effect on such Interest Determination Date.

         DETERMINATION OF TREASURY RATE. If the Interest Rate Basis specified on the face hereof is the Treasury Rate, the Treasury Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, as it appears under the caption "[HIGH RATE]" on page 56 or page 57 of Telerate (or any other pages that may replace such pages on such service) or if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate on such Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity specified on the face hereof are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held in the five Business Days preceding such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of such Treasury bills having the specified Index Maturity as published in H.15(519) under the caption "U.S. Government Securities Treasury Bills [Auction high]." If such rate is not so published in H.15(519) by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Interest Determination Date of such Treasury bills will be as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/[Auction high]" on such Interest Determination Date If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source on such Interest Determination Date, then the Treasury Rate will be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the Treasury Rate with respect to such Interest Determination Date will be the Treasury Rate in effect on such Interest Determination Date.

                                       10




         Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States Federal law of general application.

         At the request of the holder hereof, the Calculation Agent will provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

         Interest payments on this Note will equal the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue of the predecessor global Note, if no interest has been paid) to but excluding the related Interest Payment Date; provided, however, that if the Interest Reset Period with respect to this Note is daily or weekly, each interest payment will include interest accrued from and including the date of issue of the predecessor global Note or from but excluding the fifteenth calendar day preceding the next preceding Interest Payment Date (whether or not such fifteenth calendar day is a Business Day) to which interest has been paid, as the case may be, through and including the fifteenth calendar day preceding the applicable Interest Payment Date (whether or not such fifteenth calendar day is a Business Day), unless otherwise specified on the face hereof; and provided, further, that the interest payment with respect to this Note made on the Maturity Date will include interest accrued to but excluding such Maturity Date.

         Unless otherwise specified on the face hereof, the day count fraction in respect of the calculation of an amount of interest on this Note for any period of time (the "Calculation Period") will be computed and paid on the basis of the actual number of days in the Calculation Period divided by 360.

         Accrued interest on this Note will be calculated by multiplying the principal amount of this Note (or, if this Note is designated as an Indexed Note on the face hereof, the face amount of such Indexed Note) by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each day will be computed by dividing the interest rate in effect on that day by 360, unless an alternative day-count fraction is specified on the face hereof, in which case the corresponding denominator of such alternative day count fraction will be used to compute the interest factor. If the interest rate on this Note may be calculated with reference to two or more Interest Rate Bases, the accrued interest factor will be calculated in each period by selecting one such Interest Rate Basis for such period. For these calculations, the interest rate in effect on any Interest Reset Date will be the new reset rate.

         All percentages resulting from any calculation will be to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.9876545% (or .09876545) would be rounded to 9.87655% (or.0987655), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

         If any Interest Payment Date other than the Maturity Date would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date such payment was due, an no interest will accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

         This Note is unsecured and ranks pari passu with all other unsecured and unsubordinated indebtedness of the Company.

         This Note is issuable in bearer form (the "Bearer Notes"), without interest coupons attached, and is exchangeable upon 30 days' written notice to the Fiscal and Paying Agent, in whole or from time to time in part, for (i) Bearer Notes, with interest coupons attached, in the denominations of 1,000 units, 10,000 units or 100,000 units of the

                                       11




Specified Currency indicated on the face hereof (unless otherwise specified on the face hereof) or (ii) (if so specified on the face hereof) Notes in fully registered form, without coupons ("Registered Notes"), in denominations of 10,000 units of the Specified Currency indicated on the face hereof or any integral multiple of 1,000 units of such Specified Currency in excess thereof (unless otherwise specified on the face hereof) at the office of the Fiscal and Paying Agent, upon the request the Euroclear Operator or Clearstream, Luxembourg, acting on behalf of the owners of beneficial interests in the Note, and upon Certification to the effect set forth in Exhibits B-1 and B-2 attached hereto and upon compliance with the other procedures set forth in the Fiscal Agency Agreement; provided, however, that no such exchange may occur during a period beginning at the opening of business 15 days before the day of the first publication of a notice of redemption and ending on the relevant redemption date. All expenses incurred as a result of any such exchange shall be paid by the Company. Notwithstanding anything to the contrary contained in this paragraph, the Fiscal and Paying Agent shall not be required to exchange the entire aggregate principal amount of a permanent global Bearer Note for definitive Bearer Notes in the event beneficial owners of less than the entire aggregate principal amount of the permanent global Bearer Note have requested definitive Bearer Notes, provided the operating rules and regulations of the clearance system then in effect would permit less than the entire aggregate principal amount of the permanent global Bearer Note to be so exchanged. Upon exchange of any portion of this Note for a definitive Bearer Note or definitive Bearer Notes, or a definitive Registered Note or definitive Registered Notes, the Fiscal and Paying Agent shall cause Schedule A of this Note to be endorsed to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such definitive Bearer Note or Bearer Notes, or such definitive Registered Note or Registered Notes, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and noted. The date of surrender of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

         This Note may be transferred by delivery; provided, however, that this Note may be transferred only to a common depositary outside the United States for the Euroclear Operator or Clearstream, Luxembourg, or to a nominee of such a depositary.

         In case any Note shall at any time become mutilated, destroyed, lost or stolen, or is apparently destroyed, lost or stolen, and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Fiscal and Paying Agent, a new Note of like tenor will be issued by the Company in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note only upon receipt of evidence satisfactory to the Fiscal and Paying Agent and the Company that such Note was destroyed or lost or stolen and, if required, upon receipt also of an indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

         The Fiscal Agency Agreement provides that if an Event of Default (as defined in the Fiscal Agency Agreement) with respect to the Series of which this Note forms a part, shall have occurred and be continuing, the holder hereof, by notice in writing to the Company and to the Fiscal and Paying Agent, may declare the principal of this Note and the interest accrued hereon to be due and payable immediately.

         If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration or Redemption", then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the sum of the Issue Price specified on the face hereof plus the Amortized Amount, (ii) for the purpose of any vote of noteholders taken pursuant to the Fiscal Agency Agreement prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of noteholders taken pursuant to the Fiscal Agency Agreement following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

         Notes of the Series of which this Note forms a part may be redeemed, at the option of the Company, as a whole but not in part, at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount thereof (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption", such redemption price would be limited to the sum of the Issue Price plus

                                       12




the Amortized Amount), together with accrued interest to the date fixed for redemption, or, in the case of Original Issue Discount Notes, at 100% of the portion of the face amount thereof that has accrued to the date of redemption, if the Company determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Tax Redemption Date specified on the face hereof, the Company has or will become obligated to pay Additional Amounts (as defined below) with respect to the Notes as described below. Prior to the giving of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Fiscal and Paying Agent (i) a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company to so redeem have occurred, and (ii) an opinion of counsel satisfactory to the Fiscal and Paying Agent to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.

         Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice. Such notice will be given in accordance with "Notices" as defined below.

         If the Company shall determine that any payment made outside the United States by the Company or any Paying Agent of principal or interest[, including original issue discount,](3) due in respect of any Bearer Notes of the Series of which this Note forms a part would, under any present or future laws or regulations of the United States, be subject to any certification, identification or other information reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Note or interest coupon who is a United States Alien (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to a custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by such custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien, provided that in each case referred to in clauses (a)(ii) and (b) payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any such requirement), the Company may redeem the Bearer Notes, in whole, at a redemption price equal to 100% of the principal amount thereof (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption", such redemption price would be limited to the sum of the Issue Price plus the Amortized Amount), together with accrued interest to the date fixed for redemption (or, in the case of Original Issue Discount Notes, at 100% of the portion of the face amount thereof that has accrued to the date of redemption), or, at the election of the Company if the conditions of the next succeeding paragraph are satisfied, pay the additional amounts specified in such paragraph. The Company shall make such determination and election as soon as practicable and publish prompt notice thereof (the "Determination Notice") stating the effective date of such certification, identification or other information reporting requirements, whether the Company will redeem the Bearer Notes of such Series, or whether the Company has elected to pay the Additional Amounts specified in the next succeeding paragraph, and (if applicable) the last date by which the redemption of the Bearer Notes must take place, as provided in the next succeeding sentence. If the Company redeems the Bearer Notes, such redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Company shall elect by notice to the Fiscal and Paying Agent at least 60 days prior to the date fixed for redemption. Notice of such redemption of the Bearer Notes will be given to the holders of the Bearer Notes not more than 60 nor less than 30 days prior to the date fixed for redemption. Such redemption notice shall include a statement as to the last date by which the Bearer Notes to be redeemed may be exchanged for Registered Notes. Notwithstanding the foregoing, the Company shall not so redeem the Bearer Notes if the Company shall subsequently determine, not less than 30 days prior to the date fixed for redemption, that subsequent payments would not be subject to any such requirement, in which case the Company shall publish prompt notice of such determination and any earlier redemption notice shall be revoked and of no further effect. The right of any of the holders of Bearer Notes called for redemption pursuant to this paragraph to exchange such Bearer Notes for Registered Notes will terminate at the close of business of the Fiscal and Paying Agent on the fifteenth day prior to the date fixed for redemption, and no further exchanges of such Series of Bearer Notes for Registered Notes shall be permitted.

--------------------------
(3) Include if Notes are original issue discount notes.

                                       13




         If and so long as the certification, identification or other information reporting requirements referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect to pay as Additional Amounts such amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirements by the Company or any Paying Agent of principal or interest, [including original issue discount,(4)] due in respect of any Bearer Note or any interest coupon of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority, with respect to the payment of such additional amounts), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge which (i) would not be applicable in the circumstances referred to in the second parenthetical clause of the first sentence of the preceding paragraph, or (ii) is imposed as a result of the presentation of such Bearer Note or interest coupon for payment more than 15 calendar days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Bearer Note or interest coupon to be then due and payable. In the event the Company elects to pay Additional Amounts pursuant to this paragraph, the Company shall have the right to redeem the Bearer Notes of such Series in whole at any time pursuant to the applicable provisions of the immediately preceding paragraph and the redemption price of such Bearer Notes shall not be reduced for applicable withholding taxes. If the Company elects to pay Additional Amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Company shall redeem the Bearer Notes of such Series in whole, pursuant to the applicable provisions of the immediately preceding paragraph.

         The Company will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of any Note or of any coupon, if any, who is a United States Alien as may be necessary in order that every net payment of the principal of, premium and interest, including original issue discount, on such Note and any other amounts payable on such Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such Note or coupon, if any, to be then due and payable. However, the Company will not be required to make any payment of Additional Amounts to any such holder for or on account of:

                  (a) any such tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by the holder of any such Note or coupon, if any, for payment on a date more than 15 calendar days after the date on which such payment became due and payable or on the date on which payment thereof is duly provided for, whichever occurs later;

                  (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

                  (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization;

                  (d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments on or in respect of any Note;

------------------------------
(4) Include if Notes are original issue discount notes.

                                       14




                  (e) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of such Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

                  (f) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Company or as a direct or indirect subsidiary of the Company; or

                  (g)      any combination of items (a), (b), (c), (d), (e) and
         (f);

nor shall Additional Amounts be paid with respect to any payment on a Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Note.

The Company will not be required to make any payment of Additional Amounts to any holder for or on the account of :

         (a) any tax, assessment or other governmental charged required to be withheld by any Paying Agent from any payment of principal of, or interest on, any Note, if such payment can be made without such withholding by any other Paying Agent in a member state of the European Union; or

         (b) any tax, assessment or other governmental charge required to be withheld or deducted where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of January 21, 2003 or any law implementing or complying with, or introduced in order to conform to, such Directive.

         The Fiscal Agency Agreement provides that the Company will not merge or consolidate with any other corporation or sell, convey, transfer or otherwise dispose of all or substantially all of its properties to any other corporation, unless (i) either the Company shall be the continuing corporation or the successor corporation (if other than the Company) (the "successor corporation") shall be a corporation organized under the laws of the United States of America or of a state thereof and such successor corporation shall expressly assume the due and punctual payments of all amounts due under this Note and the due and punctual performance of all of the covenants and obligations of the Company under this Note by supplemental agreement satisfactory to the Fiscal and Paying Agent executed and delivered to such Fiscal and Paying Agent by the successor corporation and the Company and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, conveyance, transfer or other disposition, be in default in the performance of any such covenant or obligation. Upon any such merger or consolidation, sale, conveyance, transfer or other disposition, such successor corporation shall succeed to and be substituted for, and may exercise every right and power of and shall be subject to all the obligations of, the Company under this Note, with the same effect as if such successor corporation had been named as the Company herein, and the Company shall be released from its liability under this Note and under the Fiscal Agency Agreement.

         The Fiscal Agency Agreement permits the Company, when authorized by resolution of the Board of Directors, and the Fiscal and Paying Agent, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes of the Series of which this Note forms a part, to modify or amend the Fiscal Agency Agreement or such Notes; provided, however, that no such modification or amendment may, without the consent of the holders of each such Note affected thereby, (i) change the stated maturity of the principal of any such Note or extend the time for payment of interest thereon; (ii) change the amount of the principal of an Original Issue Discount Note of such Series that would be due and payable upon an acceleration of the maturity thereof; (iii) reduce the amount of interest payable thereon or the amount payable thereon in the event of redemption or acceleration; (iv) change the currency of payment

                                       15




of principal of or any other amounts payable on any such Note; (v) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Note; (vi) reduce the above-stated percentage of the principal amount of Notes of such Series the consent of whose holders is necessary to modify or amend the Fiscal Agency Agreement or the Notes of such Series or reduce the percentage of the Notes of such Series required for the taking of action or the quorum required at any such meeting of holders of Notes of such Series; or (vii) modify the foregoing requirements to reduce the percentage of outstanding Notes of such Series necessary to waive any future compliance or past default.

         Purchasers are required to pay for the Notes in the currency specified in the applicable Pricing Supplement. Payment of principal, premium, if any, and interest, if any, on each Note will be made in immediately available funds in the Specified Currency unless otherwise specified in the applicable Pricing Supplement and except as provided below.

         If specified in the applicable Pricing Supplement, the Company may, without the consent of holders of Notes denominated in a Specified Currency of a member state of the European Union, which on or after the issue date of such Notes participates in European Economic and Monetary Union, on giving at least 30 days' prior notice (the "Redenomination Notice") to the holders of such Notes and on prior notice to the Paying Agent, the Euroclear Operator, Clearstream, Luxembourg and/or any other relevant clearing system, elect that, with effect from the date specified in the Redenomination Notice (the "Redenomination Date"), such Notes shall be redenominated in euro. The election will have effect as follows: (a) the Notes shall be deemed to be redenominated into euro in the denomination of euro 0.01 with a nominal amount for each Note equal to the nominal amount of that Note in the Specified Currency, converted into euro at the Established Rate (defined below), provided that, if the Company determines after consultation with the Paying Agent that the then market practice in respect of the redenomination into euro of internationally offered securities is different from the provisions specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the Company shall promptly notify the holders of Notes, any stock exchange on which the Notes may be listed and the Paying Agent of such deemed amendments; (b) save to the extent that an Exchange Notice (defined below) has been given in accordance with paragraph (d) below, the amount of interest due in respect of the Notes will be calculated by reference to the aggregate nominal amount of Notes presented (or, as the case may be, in respect of which coupons are presented) for payment by the relevant holder and the amount of such payment shall be rounded down to the nearest euro 0.01; (c) if definitive Notes are required to be issued after the Redenomination Date, they shall be issued at the expense of the Company in the denominations of euro 1,000, euro 10,000, euro 100,000 and (but only to the extent of any remaining amounts less than euro 1,000 or such smaller denominations as the Paying Agent may approve) euro 0.01 and such other denominations as the Issuer shall determine and notify to the Noteholders; (d) if issued prior to the Redenomination Date, all unmatured coupons denominated in the Specified Currency (whether or not attached to the Notes) will become void with effect from the date on which the Company gives notice (the "Exchange Notice") that replacement euro-denominated Notes and coupons are available for exchange (provided that such securities are so available) and no payments will be made in respect of them. The payment obligations contained in any Notes so issued will also become void on that date although such Notes will continue to constitute valid exchange obligations of the Company. New euro-denominated Notes and coupons, if any, will be issued in exchange for Notes and coupons, if any, denominated in the Specified Currency in such manner as the Paying Agent may specify and as shall be notified to the holders of Notes in the Exchange Notice. No Exchange Notice may be given less than 15 days prior to any date for payment of principal or interest on the Notes; (e) after the Redenomination Date, all payments in respect of the Notes and the coupons, if any, including payments of interest in respect of periods commencing before the Redenomination Date, will be made solely in euro as though references in the Notes to the Specified Currency were to euro. Payments will be made in euro by credit or transfer to a euro account outside the United States (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque mailed to an address outside the United States; (f) the applicable Pricing Supplement will specify any relevant changes to the provisions relating to interest; and (g) such other changes shall be made as the Company may decide, after consultation with the Paying Agent and the calculation agent (if applicable), and as may be specified in the Redenomination Notice, to conform them to conventions then applicable to instruments denominated in euro. For the purposes hereof, "Established Rate" means the rate for the conversion of the Specified Currency (including compliance with rules relating to roundings in accordance with applicable European Union regulations) into euro established by the Council of the European Union pursuant to Article 1091(4) of the treaty establishing the European Communities, as amended by the Treaty on European Union, and "sub-unit" means, with respect to any Specified Currency other than euro, the lowest amount of such Specified Currency that is available as legal tender in the country of such Specified Currency and, with respect to euro, means one cent.

                                       16




         Payments of principal, premium, if any, and interest, if any, on any Note denominated in a Specified Currency other than U.S. dollars shall be made in U.S. dollars if, on any payment date, such Specified Currency (a) is unavailable due to imposition of exchange controls or other circumstances beyond the Company's control or (b) is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions in that country or within the international banking community. Such payments shall be made in U.S. dollars on such payment date and on all subsequent payment dates until such Specified Currency is again available or so used as determined by the Company.

         Amounts so payable on any such date in such Specified Currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate or as otherwise indicated in the applicable Pricing Supplement. The Exchange Rate Agent at the date of the Fiscal Agency Agreement is The Chase Manhattan Bank. Any payment required to be made on Notes denominated in a Specified Currency other than U.S. dollars and euro that is instead made in U.S. dollars under the circumstances described above will not constitute a default of any obligation of the relevant Issuer under such Notes. The "Market Exchange Rate" with respect to any currency other than U.S. dollars means, for any day, the noon dollar buying rate in The City of New York on such day for cable transfers of such currency as published by the Federal Reserve Bank of New York, or, if such rate is not published for such day, the equivalent rate as determined by the Exchange Rate Agent.

         The provisions of the two preceding paragraphs shall not apply in the event of the introduction in the country issuing any Specified Currency of the euro pursuant to the entry of such country into European Economic and Monetary Union. In this situation, payments of principal, premium, if any, and interest, if any, on any Note denominated in any such Specified Currency shall be effected in euro at such time as is required by, and otherwise in conformity with, legally applicable measures adopted with reference to such country's entry into European Economic and Monetary Union. All references herein or in any Pricing Supplement to "euro" shall be to the lawful currency of the member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Communities, as amended.

         All determinations made by the Company or its agent shall be at such person's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Company and all holders of Notes.

         So long as this Note shall be outstanding, the Company will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in London, England, [and in Luxembourg](5) and an office or agency in London for the transfer and exchange as aforesaid of the Notes. The Company may designate other agencies for the payment of said principal, premium and interest at such place or places outside the United States (subject to applicable laws and regulations) as the Company may decide. So long as there shall be any such agency, the Company shall keep the Fiscal and Paying Agent advised of the names and locations of such agencies, if any are so designated.

         With respect to moneys paid by the Company and held by the Fiscal and Paying Agent or any Paying Agent for the payment of the principal of or interest or premium, if any, on any Note that remain unclaimed at the end of three years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Fiscal and Paying Agent or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Company and any person claiming such moneys shall thereafter look only to the Company for payment thereof and (ii) such moneys shall be so repaid to the Company. Upon such repayment all liability of the Fiscal and Paying Agent or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Company may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

         No provision of this Note or of the Fiscal Agency Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the

------------------------------
(5) Include if Note is listed on Luxembourg Stock Exchange.

                                       17




time, place, and rate, and in the coin or currency, herein and in the Fiscal Agency Agreement prescribed unless otherwise agreed between the Company and the holder of this Note.

         No recourse shall be had for the payment of the principal of, or premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Fiscal Agency Agreement or any fiscal agency agreement supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         As used herein:

                  (a) the term "AMORTIZED AMOUNT" is the original issue discount amortized from the Original Issue Date of the predecessor global Note to the date of redemption or declaration, as the case may be, which amortization shall be calculated using the "constant yield method" (computed in accordance with the rules under the Internal Revenue Code of 1986, as amended, and the regulations thereunder, in effect on the date of redemption or declaration, as the case may be);

                  (b) the term "BUSINESS DAY" means, unless otherwise specified in the applicable Pricing Supplement, any day other than a Saturday or Sunday or any other day on which banking institutions are generally authorized or obligated by law or regulation to close in (i) the Principal Financial Center of the country in which the Company is incorporated; (ii) the Principal Financial Center of the country of the currency in which the Notes are denominated (if the Note is denominated in a Specified Currency other than euro); (iii) the place at which payment on such Note or coupon is to be made; and (iv) London, England; provided, however, that with respect to Notes denominated in euro, such day is also a TARGET Settlement Day;

                  (c) the term "DESIGNATED EURIBOR PAGE" means Capital Markets Report Page 248 of Telerate, or any other page as may replace such page on such service;

                  (d)      the term "NOTICES" refers to:

                           (1) notices to holders of the Notes to be given by publication in a daily newspaper in the English language of general circulation in London and, if the Series of which this Note forms a part is listed on the Luxembourg Stock Exchange and such Exchange so requires, in a daily newspaper in Luxembourg or, if publication in either London or Luxembourg is not practical, elsewhere in Western Europe. Such publication is expected to be made in the Financial Times and (if such Series is listed on the Luxembourg Stock Exchange) the Luxemburger Wort. Such notices will be deemed to have been given on the date of such publication, or if published in such newspapers on different dates, on the date of the first such publication;

                           (2) notices to holders of any Notes that are listed on Euronext Amsterdam to be given by publication in a leading daily newspaper in the English language of general circulation in Amsterdam and London and if such Notes are listed on Euronext Amsterdam and such Exchange so requires, also published in the Official Price List ("Officiele Prijscourant"). If publication in London or Amsterdam, as the case may be, is not practical, such publication shall be made elsewhere in Western Europe. Such publication is expected to be made in the Financial Times in London and the Het Financieele Dagblad in Amsterdam. Such notices will be deemed to have been given on the date of such publication or if published in such newspapers on different dates, on the date of the first such publication;

                                       18




                  (e) the term "PRINCIPAL FINANCIAL CENTER" means (i) the capital of the country issuing the currency in which the Notes are denominated or (ii) the capital city of the country to which the Designated LIBOR Currency relates, as applicable, except, in the case of (i) or (ii) above, that with respect to the following currencies, the "Principal Financial Center" will be as indicated below:

                    Currency                     Principal Financial Center

              United States dollars              The City of New York
              Australian dollars                 Sydney and Melbourne
              Canadian dollars                   Toronto
              New Zealand dollars                Auckland and Wellington
              South African rand                 Johannesburg
              Swiss francs                       Zurich

                  (f) the term "REPRESENTATIVE AMOUNT" means a principal amount of not less than $1,000,000 (or its foreign currency equivalent) that in the calculation agent's judgment is representative for a single transaction in the relevant currency in which related Notes are issued in such market at such time;

                  (g) the term "TARGET SETTLEMENT DAY" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open;

                  (h) the term "UNITED STATES" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction;

                  (i) the term "UNITED STATES ALIEN" means a beneficial owner of a Note that is not, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation, partnership (or any other entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if a court in the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person;. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons, will also not be a United States Alien; and

                  (j) the term "CERTIFICATION" means a certificate substantially in the form of Exhibit B-2 hereto delivered by the Euroclear Operator, Clearstream Luxembourg or other clearance system specified on the face hereof, as the case may be, which certificate is based on a certificate substantially in the form of Exhibit B-1 hereto provided to it by its account holders; and

                  (k) all other terms used in this Note which are defined in the Fiscal Agency Agreement and not otherwise defined herein shall have the meanings assigned to them in the Fiscal Agency Agreement.

                                       19




                            OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned, at _____________ (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF THE UNDERSIGNED).

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be increments of 1,000 units of the Specified Currency indicated on the face hereof) which the holder elects to have repaid: __________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

________________.

Date:

                                    NOTICE: The signature on this Option to
                                    Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

                                       20




                                                                      SCHEDULE A

                EXCHANGE FOR DEFINITIVE BEARER NOTES, DEFINITIVE
                 REGISTERED NOTES AND FROM TEMPORARY GLOBAL NOTE

The Initial Principal Amount of this Note is ________. The following payments of interest and exchanges of a part of this Permanent Global Floating Rate Bearer Note for definitive Bearer Notes and Registered Notes, and from Temporary Global Notes have been made:

                                                   Principal        Principal       Remaining
                                   Principal       (Face)(8)        (Face)(8)       Principal
                                   (Face)(6)        Amount           Amount         (Face)(8)       Notation
                                    Amount         Exchanged        Exchanged        Amount        Made by or
  Date of                          Exchanged          For              For         Outstanding    on behalf of
Exchange or                          From         Definitive       Definitive       Following      Fiscal and
 Interest         Payment of       Temporary        Bearer         Registered         Such           Paying
  Payment          Interest      Global Notes        Notes            Notes         Exchange          Agent
-----------       ----------     ------------     ----------       ----------      -----------    ------------
-----------       ----------     ------------     ----------       ----------      -----------    ------------
-----------       ----------     ------------     ----------       ----------      -----------    ------------
-----------       ----------     ------------     ----------       ----------      -----------    ------------
-----------       ----------     ------------     ----------       ----------      -----------    ------------
-----------       ----------     ------------     ----------       ----------      -----------    ------------
-----------       ----------     ------------     ----------       ----------      -----------    ------------
-----------       ----------     ------------     ----------       ----------      -----------    ------------
-----------       ----------     ------------     ----------       ----------      -----------    ------------
-----------       ----------     ------------     ----------       ----------      -----------    ------------
-----------       ----------     ------------     ----------       ----------      -----------    ------------
-----------       ----------     ------------     ----------       ----------      -----------    ------------
-----------       ----------     ------------     ----------       ----------      -----------    ------------
-----------       ----------     ------------     ----------       ----------      -----------    ------------
-----------       ----------     ------------     ----------       ----------      -----------    ------------
-----------       ----------     ------------     ----------       ----------      -----------    ------------
-----------       ----------     ------------     ----------       ----------      -----------    ------------
-----------       ----------     ------------     ----------       ----------      -----------    ------------
-----------       ----------     ------------     ----------       ----------      -----------    ------------
-----------       ----------     ------------     ----------       ----------      -----------    ------------

-------------------------------
(6) To be used if Note has dual-currency or index feature.




                 [FORM OF CERTIFICATE TO BE GIVEN BY AN ACCOUNT
            HOLDER OF THE EUROCLEAR OPERATOR, CLEARSTREAM, LUXEMBOURG
                           OR OTHER CLEARANCE SYSTEM]

                                                                     EXHIBIT B-1

                                   CERTIFICATE

                      GENERAL ELECTRIC CAPITAL CORPORATION
                             EURO MEDIUM-TERM NOTES

                  REPRESENTED BY PERMANENT GLOBAL NOTE NO. __.

         This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account (i) are owned by person(s) requesting definitive [Registered/Bearer] Notes in exchange for their interests in the above-referenced permanent global Note and (ii) such persons desire to exchange _____ principal amount of the above-captioned Notes for definitive [Registered/Bearer] Notes.

         We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

         This certification excepts and does not relate to $ ________ of such interest in the above Notes in respect of which we do not desire to exchange for definitive Notes.

Dated: _________________ , 20

                                            [NAME OF ACCOUNT HOLDER]

                                            By:
                                                (Authorized Signatory)
                                                Name:
                                                Title:




                       [FORM OF CERTIFICATE TO BE GIVEN BY
                 THE EUROCLEAR OPERATOR,CLEARSTREAM, LUXEMBOURG
                            OR OTHER CLEARANCE SYSTEM

                                                                     EXHIBIT B-2

                                   CERTIFICATE

                      GENERAL ELECTRIC CAPITAL CORPORATION
                             EURO MEDIUM-TERM NOTES

                 REPRESENTED BY PERMANENT GLOBAL NOTE NO. ____.

         This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in Exhibit C-1 to the Fiscal and Paying Agency Agreement relating to such Notes, as of the date hereof, _________ principal amount of the above-captioned Notes (i) is owned by person(s) requesting definitive [Registered/Bearer] Notes in exchange for their interests in the above-referenced permanent global Note and (ii) such persons desire to exchange ______ principal amount of the above-captioned Notes for definitive [Registered/Bearer] Notes.

         We further certify (i) that we are not making available herewith for exchange all interests in the permanent global Note excepted as set forth herein and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the permanent global Note submitted herewith are no longer true and cannot be relied upon as the date hereof.

Dated: ___________________ , 20

                                          [EUROCLEAR BANK, S.A./N.V.,
                                            as Operator of the Euroclear System]

                                          [CLEARSTREAM BANKING, SOCIETE ANONYME]
                                          [OTHER CLEARANCE SYSTEM]

                                          By: